Exhibit 4.1

Exhibit A

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT

CONVERTIBLE PROMISSORY NOTE

Effective Date: January __, 2019 U.S. $__________

FOR VALUE RECEIVED, InventaBioTech Inc., a Colorado corporation (“Borrower” or “Company”), promises to pay to __________________________, or their successors or assigns (“Lender”), $__________ and any interest, fees, charges, and late fees accrued hereunder on the date that is one year after the Effective Date (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of twelve percent (12%) per annum from the Effective Date until the same is paid in full. This Convertible Promissory Note (this “Note”) is issued and made effective as of January __, 2019 (the “Effective Date”). This Note is issued as part of the issuance of a series of notes of like terms (collectively, the “Notes”) in a private financing (the “Private Financing”) effected by Lender in accordance with the terms set forth in that certain Subscription Agreement dated January __, 2019, by and between Borrower and Lender (the “Subscription Agreement”) in connection with the Private Financing. Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

1. Payment; Prepayment.

1.1. Payment. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Units (as defined below), as provided for herein, and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2. Prepayment. Notwithstanding the foregoing, Borrower shall have the right to prepay all or any portion of the Outstanding Balance (less such portion of the Outstanding Balance for which Borrower has received a Lender Conversion Notice (as defined below) from Lender where the applicable Conversion Units have not yet been delivered). If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash equal to 115% multiplied by the portion of the Outstanding Balance Borrower elects to repay.

2. Lender Optional Conversion.

2.1. Lender Conversions. Borrower plans to effect a private offering (the “Private Units Offering”) of units (the “Units”) consisting of shares of Common Stock and warrants to purchase shares of Common Stock (the shares underlying the Units and the shares underlying the warrants are referred to herein as the “Unit Underlying Securities”) no later than six months after the last closing of the Private Financing. Lender has the right at any time after the Private Units Offering Date until the Outstanding Balance has been paid in full or otherwise converted, at its election, to convert (“Lender Unit Conversion”) all or any portion of the Outstanding Balance into Units (such Units issued in each instance of conversion are referred to herein as “Conversion Units”) as per the following conversion formula: the number of Conversion Units equals the amount being converted (the “Unit Conversion Amount”) divided by the Lender Unit Conversion Price (as defined below). Lender also has the right at any time after the date hereof until the Outstanding Balance has been paid in full or otherwise converted, at its election, to convert (“Lender Common Stock Conversion” collectively with a Lender Unit Conversions a “Lender Conversion”) all or any portion of the Outstanding Balance into shares of Common Stock (such shares issued in each instance of conversion are referred to herein as “Conversion Shares of Common Stock” and collectively with the Conversion Units the “Conversion Securities”) as per the following conversion formula: the number of Conversion Shares of Common Stock equals the amount being converted (the “Common Stock Conversion Amount”) divided by the Lender Common Stock Conversion Price (as defined below). Conversion notices in the form attached hereto as Exhibit A (each, a “Lender Conversion Notice”) may be effectively delivered to Borrower by any method set forth in Section 10 of the Subscription Agreement (entitled Notices), and all Lender Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Conversion Units from any Lender Unit Conversion and the Conversion Shares of Common Stock from any Lender Common Stock Conversion to Lender in accordance with Section 7 below.

2.2. Lender Conversion Prices. Subject to adjustment as is set forth in this Note, the price at which Lender has the right to convert all or any portion of the Outstanding Balance into Units is a price per Unit equal to 20% below the per Unit price that the Units are offered for sale in the Private Units Offering (the “Lender Unit Conversion Price”). Subject to adjustment as is set forth in this Note, the price at which Lender has the right to convert all or any portion of the Outstanding Balance into shares of Common Stock is $0.20 per share of Common Stock (the “Lender Common Stock Conversion Price” which, collectively with the Lender Unit Conversion Price, the “Lender Conversion Price” ).

2.3. Effect of Borrower Failure to Consummate the Private Units Offering. Borrower shall not be permitted to effect a financing of $500,000.00 or more until it consummates the Private Units Offering.

3.1. Defaults. The following are events of default under this Note (each, an “Event of Default”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) subject to Section 8 below, Borrower fails to deliver any Conversion Securities in accordance with the terms hereof and such default continues for three (3) Trading Days after written notice to Company by Lender of such default; (c) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall not be dismissed or discharged within sixty (60) calendar days; (d) Borrower admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (e) Borrower makes a general assignment for the benefit of creditors; (f) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (g) an involuntary bankruptcy proceeding is commenced or filed against Borrower and is not dismissed within sixty (60) calendar days; (h) Borrower or any pledgor,

3. Defaults and Remedies.

3 1

trustor, or guarantor of this Note defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower or such pledgor, trustor, or guarantor contained herein and such default or failure remains uncured for a period of ten (10) Trading Days after written notice to Company by Lender of such default or failure; (i) any representation, warranty or other statement made or furnished by or on behalf of Borrower or any pledgor, trustor, or guarantor of this Note to Lender herein, in any Transaction Document (as defined in the Subscription Agreement), or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; (j) the occurrence of a Fundamental Transaction without Lender’s prior written consent; (k) Borrower fails to maintain the Share Reserve and such failure continues for thee (3) Trading Days after written notice to Company by Lender of such failure; (l) any money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $500,000 and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; and (m) Borrower fails to be DWAC Eligible.

3.2. Remedies. At any time and from time to time after Lender becomes aware of the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, at any time following the occurrence of any Event of Default, Lender may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased as of the date of the occurrence of the applicable Event of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (c), (d), (e), (f), (g) or (j) of Section 3.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at from an interest rate of 12% per annum to an interest rate equal to the lesser of 14% per annum or the maximum rate permitted under applicable law (“Default Interest”). For the avoidance of doubt, Lender may continue making Lender Conversions at any time following an Event of Default until such time as the Outstanding Balance is paid in full. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 3.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Securities upon Conversion of the Note as required pursuant to the terms hereof.

4. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

5. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

6. Adjustment of Lender Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Lender Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Lender Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 6 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 6 occurs during the period that a Lender Conversion Price is calculated hereunder, then the calculation of such Lender Conversion Price shall be adjusted appropriately to reflect such event.

7. Method of Conversion Securities Delivery. On or before the close of business on the third (3rd) Trading Day following the date of delivery of a Lender Conversion Notice, as applicable (the “Delivery Date”), Borrower shall, provided it is DWAC Eligible at such time, deliver or cause its transfer agent to deliver the applicable Conversion Securities electronically via DWAC to the account designated by Lender in the applicable Lender Conversion Notice. If Borrower is not DWAC Eligible, it shall deliver to Lender or its broker (as designated in the Lender Conversion Notice), via reputable overnight courier, certificates representing the number of Unit Underlying Securities in the Conversion Securities to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Securities by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Securities no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above. Moreover, and notwithstanding anything to the contrary herein or in any other Transaction Document, in the event Borrower or its transfer agent refuses to deliver any Conversion Securities to Lender on grounds that such issuance is in violation of Rule 144 under the Securities Act of 1933 (“Rule 144”), Borrower shall deliver or cause its transfer agent to deliver the applicable Conversion Securities to Lender with a restricted securities legend, but otherwise in accordance with the provisions of this Section 7. In conjunction therewith, Borrower will also deliver to Lender a written explanation from its counsel or its transfer agent’s counsel opining as to why the issuance of the applicable Conversion Securities s violates Rule 144.

8. Conversion Delays. If Borrower fails to deliver Conversion Securities in accordance with the timeframe stated in Section 7, Lender may at any time prior to receiving the applicable Conversion Securities rescind in whole or in part such Conversion, with a corresponding increase to the Outstanding Balance (any returned amount will tack back to the Effective Date for purposes of determining the holding period under Rule 144). In addition, for each Conversion, in the event that Conversion Securities are not delivered by the third (3rd) Trading Day (inclusive of the day of the Conversion), a late fee equal to 2% of the applicable Conversion Security Value rounded to the nearest multiple of $100.00 but with a floor of $500.00 per day (but in any event the cumulative amount of such late fees for each Conversion shall not exceed 200% of the applicable Conversion Security Value) will be assessed for each day after the third (3rd) Trading Day (inclusive of the day of the Conversion) until the Conversion Security delivery is made; and such late fee will be added to the Outstanding Balance (such fees, the “Conversion Delay Late Fees”).

9. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel.

10. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The provisions set forth in the Subscription Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

11. Cancellation. After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

12. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

13. Assignments. Borrower may not assign this Note without the prior written consent of Lender. Subject to compliance with any applicable securities laws, this Note and any securities, including the Units, shares of Common Stock or warrants, issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower. If at the time of any transfer of this Note or any shares of Common Stock or warrants issued upon conversion of this Note, the transfer of such Securities shall not be either (i) registered pursuant to an effective registration statement under the 1933 Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that Lender or transferee, as the case may be, comply with the transfer restrictions set forth on the restrictive legend on the face of such Security.

14. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Subscription Agreement titled “Notices.”

15. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages.

16. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

[Remainder of page intentionally left blank; signature page follows][Signature Page to Convertible Promissory Note] IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

InventaBioTech INC.

By:

Name:

Title:

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

_______________________________ Attachment 1 to Convertible Promissory Note, Page 1

ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “Common Stock” means the Borrower’s common stock par value $0.001 per share.

A2. “Conversion” means a Lender Conversion under Section 2.1.

A3. “Conversion Security Value” means the product of the number of Conversion Securities deliverable pursuant to any Conversion Notice multiplied by the per Unit price that the Units are offered for sale in the Private Units Offering or the conversion price of the Conversion Shares of Common Stock as applicable.

A4. “Default Effect” means multiplying the Outstanding Balance as of the date the applicable Event of Default occurred by (a) fifteen percent (15%) for each occurrence of any Major Default, or (b) five percent (5%) for each occurrence of any Minor Default, and then adding the resulting product to the Outstanding Balance as of the date the applicable Event of Default occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Event of Default occurred; provided that the Default Effect may only be applied three (3) times hereunder with respect to Major Defaults and three (3) times hereunder with respect to Minor Defaults; and provided further that the Default Effect shall not apply to any Event of Default pursuant to Section 3.1(b) hereof.

A5. “DTC” means the Depository Trust Company or any successor thereto.

A6. “DTC Eligible” means, with respect to the Common Stock, that such Common Stock is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Lender’s brokerage firm for the benefit of Lender.

A7. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

A8. “DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

A9. “DWAC Eligible” means that (a) Borrower’s Common Stock is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system; (b) Borrower has been approved (without revocation) by DTC’s underwriting department; (c) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program; (d) the Conversion Shares are otherwise eligible for delivery via DWAC; (e) Borrower has previously delivered all Conversion Shares to Lender via DWAC; and (f) Borrower’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

A10. “Fundamental Transaction” means that (a) (i) Borrower shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (iii) Borrower shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or

Attachment 1 to Convertible Promissory Note, Page 2

exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower’s Common Stock, or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower.

A11. “Major Default” means any Event of Default occurring under Sections 3.1(a), 3.1(b), or 3.1(k) of this Note.

A12. “Mandatory Default Amount” means the Outstanding Balance following the application of the Default Effect.

A13. “Minor Default” means any Event of Default that is not a Major Default.

A14. “Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Borrower’s ongoing business operations.

A15. “Outstanding Balance” means as of any date of determination, the principal, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges (including without limitation Conversion Delay Late Fees) incurred under this Note.

A16. “Share Reserve” means the number of shares of Common Stock authorized, which shall be reserved by Borrower to equal the number of such shares to be issued to satisfy the conversion of all outstanding Notes.

A17. “Trading Day” means any day on which the New York Stock Exchange (or such other principal market for the Common Stock) is open for trading.

[Remainder of page intentionally left blank]Exhibit A to Convertible Promissory Note, Page 1 EXHIBIT A

________________________________________

InventaBioTech Date: __________________

Attn:, CEO

3463 Magic Drive

Suite 120

San Antonio, TX 78229

LENDER CONVERSION NOTICE

The above-captioned Lender hereby gives notice to InventaBioTech Inc., a Colorado corporation (the “Borrower”), or Delaware corporation if the Borrower’s corporate status has been moved to Delaware as of the date of this Notice, pursuant to that certain Convertible Promissory Note made by Borrower in favor of Lender on _______ __, 201_ (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into Units of Borrower and/or shares of Common Stock of Borrower as of the date of conversion specified below. Such conversion shall be based on the Lender Conversion Price set forth below. In the event of a conflict between this Lender Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Lender Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A. Date of Conversion: ____________

B. Lender Conversion #: ____________

C. Unit Conversion Amount: ____________

D. Lender Unit Conversion Price: _______________

E. Conversion Units: _______________ (C divided by D)

F. Remaining Outstanding Balance of Note: ____________*

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Subscription Agreement), the terms of which shall control in the event of any dispute between the terms of this Lender Conversion Notice and such Transaction Documents.

A. Date of Conversion: ____________

B. Lender Conversion #: ____________

C. Common Stock Conversion Amount: ____________

D. Lender Common Stock Conversion Price: _______________

E. Conversion Shares of Common Stock: _______________ (C divided by D)

F. Remaining Outstanding Balance of Note: ____________*

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Subscription Agreement), the terms of which shall control in the event of any dispute between the terms of this Lender Conversion Notice and such Transaction Documents. Exhibit A to Convertible Promissory Note, Page 2 Please transfer the Lender Conversion Securities electronically (via DWAC) to the following account:

Broker: Address:

DTC#:

Account #:

Account Name:

To the extent the Lender Conversion Securities are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated Unit Underlying Securities to Lender via reputable overnight courier after receipt of this Lender Conversion Notice (by facsimile transmission or otherwise) to:

_____________________________________

_____________________________________

_____________________________________

[Signature Page]

Sincerely,

Lender:

_____________________

_____________________

_____________________

By:

_____________